Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2022 RESULTS

DENVER, COLORADO, Thursday, October 27, 2022. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended September 30, 2022.

“MDC posted strong top line growth in the third quarter of 2022, with home sale revenues increasing 12% year-over-year to $1.4 billion,” said MDC’s Executive Chairman, Larry A. Mizel. “Home sale gross margins were 22.7%, while net income came in at $144 million, or $1.98 per diluted share for the quarter. Excluding impairments, home sale gross margins expanded 120 basis points year-over-year to 24.7%. These results are a testament to the solid execution of our teams in the field and our organization’s ability to deliver homes in a challenging market environment.”

Mr. Mizel continued, “Interest rate volatility and overall economic uncertainty took a toll on our sales efforts in the third quarter, as we experienced a slowdown in demand coupled with a sharp increase in cancellations. Buyer psychology continued to be adversely affected by the negative news flow surrounding housing market conditions and the overall economy, leading to a disappointing net order result for the quarter. While we believe that the long-term outlook for new home construction is positive and that there is a strong desire to own a home in this country, we expect near-term demand trends to remain challenged until interest rates stabilize.”

Mr. Mizel concluded, “In light of these developments, MDC has increasingly shifted its focus to cash flow generation, balance sheet preservation and cost rationalization, while making adjustments to our sales efforts to stay competitive in the market. Our company is led by seasoned operators who have been through several market corrections and who know how to navigate challenging market environments. While there is a lot of uncertainty in today’s market, I am confident that MDC has the operational discipline and balance sheet strength for what comes next.”

“MDC demonstrated solid execution in the third quarter of 2022, as we once again delivered on our stated guidance for home closings, home sales gross margin excluding impairments and average closing prices for the quarter,” said David Mandarich, MDC’s President and Chief Executive Officer. “As we worked tirelessly to complete and close homes in backlog during the quarter, we also focused our sales efforts on inventory that can close this year, which is consistent with our focus on cash flow, and we anticipate that this will remain the case through the end of the year. However, we are offering great opportunities for our build-to-order buyers, such as long-term interest rate lock programs and other special incentives. As we close more of our legacy backlog and open new communities ahead of the spring selling season, we will continue to evaluate market conditions and remain committed to taking actions that support the health of our sales pace, our backlog and our balance sheet.”

2022 Third Quarter Highlights and Comparisons to 2021 Third Quarter

•Home sale revenues increased 12% to $1.41 billion from $1.26 billion
◦Average selling price of deliveries up 13% to $590,000
◦Unit deliveries down 1% to 2,387
•Homebuilding pretax income increased 2% to $168.2 million from $165.2 million
◦Gross margin from home sales decreased 80 basis points to 22.7% from 23.5%
◦Project abandonment expense of $11.8 million in Q3 2022 vs. $1.4 million in Q3 2021
◦Inventory impairments of $28.4 million in Q3 2022
•Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") increased by 40 basis points to 10.0%
•Net income of $144.4 million, or $1.98 per diluted share, down 1% from $146.0 million or $1.99 per diluted share
◦Effective tax rate of 22.3% vs. 24.3%
•Dollar value of net new orders decreased 88% to $152.8 million from $1.31 billion
◦Unit gross orders decreased 47% to 1,569
◦Cancellations as a percentage of beginning backlog increased 970 basis points to 17.1% from 7.4%
◦Gross order average selling price up approximately 4% to $583,000
•Dollar value of ending backlog down 25% to $3.20 billion from $4.24 billion
◦Average selling price of homes in backlog up 8% to $599,000
◦Unit backlog decreased 30% to 5,338

2022 Outlook and Other Selected Information1

•Projected home deliveries for the 2022 fourth quarter between 2,200 and 2,500
◦Projected average selling price for 2022 fourth quarter unit deliveries between $570,000 and $580,000
◦Projected gross margin from home sales for the 2022 fourth quarter between 20.0% and 22.0% (excluding impairments and warranty adjustments)
•Active subdivision count at September 30, 2022 of 220, up 8% year-over-year
•Lots controlled of 29,256 at September 30, 2022, down 20% year-over-year
•Quarterly cash dividend of fifty cents ($0.50) per share declared on October 24, 2022
◦Consistent dividend program for over 25 years
◦Quarterly dividend has doubled over the past five years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 230,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin, Albuquerque and Huntsville. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended September 30, 2022, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,407,642	$1,257,701	$4,098,985	$3,667,332
Home cost of sales	(1,059,996)	(962,078)	(3,043,390)	(2,827,147)
Inventory impairments	(28,415)	—	(29,075)	—
Total cost of sales	(1,088,411)	(962,078)	(3,072,465)	(2,827,147)
Gross profit	319,231	295,623	1,026,520	840,185
Selling, general and administrative expenses	(141,435)	(120,116)	(404,598)	(363,970)
Loss on debt retirement	—	(12,150)	—	(12,150)
Interest and other income	2,220	3,149	3,797	4,984
Other expense	(11,800)	(1,354)	(28,733)	(2,881)
Homebuilding pretax income	168,216	165,152	596,986	466,168

Financial Services:
Revenues	34,101	43,104	99,461	121,445
Expenses	(18,704)	(16,377)	(54,440)	(47,922)
Other income, net	2,176	813	4,627	2,855
Financial services pretax income	17,573	27,540	49,648	76,378

Income before income taxes	185,789	192,692	646,634	542,546
Provision for income taxes	(41,389)	(46,738)	(164,271)	(131,550)
Net income	$144,400	$145,954	$482,363	$410,996

Comprehensive income	$144,400	$145,954	$482,363	$410,996

Earnings per share:
Basic	$2.03	$2.07	$6.78	$5.83
Diluted	$1.98	$1.99	$6.59	$5.62

Weighted average common shares outstanding:
Basic	70,880,405	70,301,085	70,829,761	70,130,853
Diluted	72,729,453	72,800,011	72,892,635	72,770,432

Dividends declared per share	$0.50	$0.40	$1.50	$1.17

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2022	December 31, 2021

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$417,298	$485,839
Restricted cash	4,657	12,799
Marketable securities	198,016	—
Trade and other receivables	118,180	98,580
Inventories:
Housing completed or under construction	2,233,908	1,917,616
Land and land under development	1,808,526	1,843,235
Total inventories	4,042,434	3,760,851
Property and equipment, net	63,333	60,561
Deferred tax asset, net	22,122	17,942
Prepaids and other assets	78,821	106,562
Total homebuilding assets	4,944,861	4,543,134
Financial Services:
Cash and cash equivalents	34,486	104,821
Marketable securities	94,192	—
Mortgage loans held-for-sale, net	190,833	282,529
Other assets	67,441	33,044
Total financial services assets	386,952	420,394
Total Assets	$5,331,813	$4,963,528
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$153,003	$149,488
Accrued and other liabilities	364,284	370,910
Revolving credit facility	10,000	10,000
Senior notes, net	1,482,374	1,481,781
Total homebuilding liabilities	2,009,661	2,012,179
Financial Services:
Accounts payable and accrued liabilities	116,734	97,903
Mortgage repurchase facility	196,214	256,300
Total financial services liabilities	312,948	354,203
Total Liabilities	2,322,609	2,366,382
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 71,254,143 and 70,668,093 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	713	707
Additional paid-in-capital	1,745,750	1,709,276
Retained earnings	1,262,741	887,163
Total Stockholders' Equity	3,009,204	2,597,146
Total Liabilities and Stockholders' Equity	$5,331,813	$4,963,528

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(Dollars in thousands)
Operating Activities:
Net income	$144,400	$145,954	$482,363	$410,996
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	25,555	7,965	50,348	26,832
Depreciation and amortization	6,760	7,752	20,663	23,930
Inventory impairments	28,415	—	29,075	—
Gain on sale of other assets	—	(2,014)	—	(2,014)
Amortization of discount of marketable debt securities	(1,082)	—	(1,082)	—
Loss on debt retirement	—	12,150	—	12,150
Deferred income tax benefit	(5,387)	(1,508)	(4,180)	(4,847)
Net changes in assets and liabilities:
Trade and other receivables	3,011	1,576	(19,321)	(55,529)
Mortgage loans held-for-sale, net	(763)	(62,835)	91,696	(16,365)
Housing completed or under construction	149,218	(75,407)	(319,083)	(461,105)
Land and land under development	(117,282)	(155,141)	9,018	(118,762)
Prepaids and other assets	(2,275)	5,224	(8,050)	9,919
Accounts payable and accrued other liabilities	(57,677)	17,678	12,506	88,273
Net cash provided by (used in) operating activities	172,893	(98,606)	343,953	(86,522)

Investing Activities:
Purchases of marketable securities	(291,126)	—	(291,126)	—
Proceeds from sale of other assets	—	2,014	—	2,014
Purchases of property and equipment	(7,731)	(9,581)	(21,429)	(23,028)
Net cash (used in) investing activities	(298,857)	(7,567)	(312,555)	(21,014)

Financing Activities:
Proceeds from (payments on) mortgage repurchase facility, net	20,649	51,113	(60,086)	13,404
Repayment of senior notes	—	(136,394)	—	(136,394)
Proceeds from issuance of senior notes	—	346,937	—	694,662
Dividend payments	(35,622)	(28,276)	(106,785)	(83,189)
Payments of deferred financing costs	—	(901)	—	(1,720)
Issuance of shares under stock-based compensation programs, net	1,141	(19)	(11,545)	(15,553)
Net cash provided by (used in) financing activities	(13,832)	232,460	(178,416)	471,210

Net increase (decrease) in cash, cash equivalents and restricted cash	(139,796)	126,287	(147,018)	363,674
Cash, cash equivalents and restricted cash:
Beginning of period	596,237	741,359	603,459	503,972
End of period	$456,441	$867,646	$456,441	$867,646

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$417,298	$761,715	$417,298	$761,715
Restricted cash	4,657	12,047	4,657	12,047
Financial Services:

Cash and cash equivalents	34,486	93,884	34,486	93,884
Total cash, cash equivalents and restricted cash	$456,441	$867,646	$456,441	$867,646

New Home Deliveries

	Three Months Ended September 30,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,312	$772,356	$588.7	1,376	$729,777	$530.4	(5)%	6%	11%
Mountain	647	424,397	655.9	666	379,041	569.1	(3)%	12%	15%
East	428	210,889	492.7	377	148,883	394.9	14%	42%	25%
Total	2,387	$1,407,642	$589.7	2,419	$1,257,701	$519.9	(1)%	12%	13%

	Nine Months Ended September 30,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	3,926	$2,267,946	$577.7	4,324	$2,194,071	$507.4	(9)%	3%	14%
Mountain	1,860	1,196,526	643.3	1,989	1,104,391	555.2	(6)%	8%	16%
East	1,370	634,513	463.1	1,006	368,870	366.7	36%	72%	26%
Total	7,156	$4,098,985	$572.8	7,319	$3,667,332	$501.1	(2)%	12%	14%

Net New Orders

	Three Months Ended September 30,
	2022				2021				% Change
	Homes	Dollar Value	Average Price [1]	Monthly Absorption Rate [2]	Homes	Dollar Value	Average Price [1]	Monthly Absorption Rate [2]	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	193	$93,481	$484.4	0.51	1,437	$783,072	$544.9	4.91	(87)%	(88)%	(11)%	(90)%
Mountain	(3)	2,838	N/A	(0.02)	505	323,018	639.6	2.99	(101)%	(99)%	N/A	(101)%
East	109	56,514	518.5	1.01	457	199,985	437.6	3.67	(76)%	(72)%	18%	(73)%
Total	299	$152,833	$511.1	0.46	2,399	$1,306,075	$544.4	4.10	(88)%	(88)%	(6)%	(89)%
1 Gross order average selling price for the three months ended September 30, 2022 increased approximately 4% year-over-year to $583,000.

	Nine Months Ended September 30,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate [2]	Homes	Dollar Value	Average Price	Monthly Absorption Rate [2]	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	2,754	$1,677,039	$608.9	2.66	4,814	$2,613,279	$542.8	5.42	(43)%	(36)%	12%	(51)%
Mountain	1,194	811,860	679.9	2.52	2,222	1,375,442	619.0	4.35	(46)%	(41)%	10%	(42)%
East	906	457,919	505.4	2.80	1,286	558,716	434.5	3.91	(30)%	(18)%	16%	(28)%
Total	4,854	$2,946,818	$607.1	2.64	8,322	$4,547,437	$546.4	4.82	(42)%	(35)%	11%	(45)%
2 Calculated as total net new orders (gross orders less cancellations) in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%	September 30,		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change
West	132	104	27%	127	98	30%	115	99	16%
Mountain	51	56	(9)%	52	56	(7)%	53	57	(7)%
East	37	43	(14)%	36	42	(14)%	36	37	(3)%
Total	220	203	8%	215	196	10%	204	193	6%

Backlog

	September 30,
	2022			2021			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	3,044	$1,762,858	$579.1	4,200	$2,295,570	$546.6	(28)%	(23)%	6%
Mountain	1,508	1,038,037	688.4	2,251	1,408,945	625.9	(33)%	(26)%	10%
East	786	396,406	504.3	1,207	537,983	445.7	(35)%	(26)%	13%
Total	5,338	$3,197,301	$599.0	7,658	$4,242,498	$554.0	(30)%	(25)%	8%

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2022	2021	Change
Unsold:
Completed	187	21	790%
Under construction	895	345	159%
Total unsold started homes	1,082	366	196%
Sold homes under construction or completed	5,094	6,468	(21)%
Model homes under construction or completed	532	490	9%
Total homes completed or under construction	6,708	7,324	(8)%

Lots Owned and Optioned (including homes completed or under construction)

	September 30, 2022			September 30, 2021
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	13,893	914	14,807	14,209	5,811	20,020	(26)%
Mountain	6,151	2,458	8,609	6,258	4,236	10,494	(18)%
East	3,848	1,992	5,840	3,824	2,328	6,152	(5)%
Total	23,892	5,364	29,256	24,291	12,375	36,666	(20)%

Selling, General and Administrative Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change

	(Dollars in thousands)
General and administrative expenses	$80,858	$59,935	$20,923	$225,735	$179,056	$46,679
General and administrative expenses as a percentage of home sale revenues	5.7%	4.8%	90 bps	5.5%	4.9%	60 bps
Marketing expenses	$26,355	$25,660	$695	$78,022	$78,195	$(173)
Marketing expenses as a percentage of home sale revenues	1.9%	2.0%	-10 bps	1.9%	2.1%	-20 bps
Commissions expenses	$34,222	$34,521	$(299)	$100,841	$106,719	$(5,878)
Commissions expenses as a percentage of home sale revenues	2.4%	2.7%	-30 bps	2.5%	2.9%	-40 bps
Total selling, general and administrative expenses	$141,435	$120,116	$21,319	$404,598	$363,970	$40,628
Total selling, general and administrative expenses as a percentage of home sale revenues	10.0%	9.6%	40 bps	9.9%	9.9%	0 bps

Capitalized Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(Dollars in thousands)
Homebuilding interest incurred	$17,391	$19,108	$52,031	$53,849
Less: Interest capitalized	(17,391)	(19,108)	(52,031)	(53,849)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$62,169	$54,351	$58,054	$52,777
Plus: Interest capitalized during period	17,391	19,108	52,031	53,849
Less: Previously capitalized interest included in home cost of sales	(15,977)	(16,024)	(46,502)	(49,191)
Interest capitalized, end of period	$63,583	$57,435	$63,583	$57,435

Reconciliation of Non-GAAP Financial Measures

“Gross Margin from Home Sales Excluding Inventory Impairments,” “Gross Margin from Home Sales Excluding Inventory Impairments and Warranty Adjustments” and “Gross Margin from Home Sales Excluding Inventory Impairments, Warranty Adjustments, and Interest in Cost of Sales” are non-GAAP financial measures, and should not be considered in isolation or as an alternative to performance measures prescribed by GAAP. The table below reconciles each of these non-GAAP financial measures to gross margin as calculated based on GAAP. We believe this information is relevant and meaningful as it provides our investors and analysts with the impact that interest, warranty and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
		Gross		Gross
	September 30,	Margin	September 30,	Margin
	2022	%	2021	%
	(Dollars in thousands)
Gross Margin from Home Sales	$319,231	22.7%	$295,623	23.5%
Add: Inventory Impairments	28,415		—
Gross Margin from Home Sales Excluding Inventory Impairments	347,646	24.7%	295,623	23.5%
Add: Warranty Adjustments	523		319
Gross Margin from Home Sales Excluding Inventory Impairments and Warranty Adjustments	348,169	24.7%	295,942	23.5%
Add: Interest in Cost of Sales	15,977		16,024
Gross Margin from Home Sales Excluding Inventory Impairments, Warranty Adjustments and Interest in Cost of Sales	$364,146	25.9%	$311,966	24.8%